UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 604-1800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

Franklin Credit Holding Corporation (the “Registrant”) previously reported, in its Current Report on Form 8-K furnished on June 26, 2012, that it had given notice (the “Notice”) to the Financial Industry Regulatory Authority (“FINRA”) of a proposed record date of July 6, 2012 to identify stockholders for a proposed distribution of a pro rata share of the Registrant’s 80% interest in its mortgage servicing subsidiary, Franklin Credit Management Corporation (“FCMC”) (which is not proposing or planning to file for bankruptcy), pursuant to the proposed prepackaged plan of reorganization of Franklin Credit Holding Corporation.

On June 29, 2012, the Registrant amended the Notice to indicate that the proposed record date would instead be set to a date after entry of an order confirming a Chapter 11 plan (the “Confirmation Order”) contemplated in the bankruptcy case of the Registrant filed under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) in Case No. 12-24411(DHS).

On July 3, 2012, the Registrant filed with the Bankruptcy Court a First Amended Prepackaged Plan of Reorganization of Franklin Credit Holding Corporation (as amended, the “Prepackaged Plan”) that proposes to change, among other things, the proposed record date to a date after a Confirmation Order has been entered by the Bankruptcy Court and to exclude liability to the Securities and Exchange Commission from the releases proposed to be granted in favor of non-debtors, along with a motion requesting that the Court approve such modifications as non-material without the need for further solicitation of votes to accept or reject the Prepackaged Plan (the “Motion”).  Although counsel to administrative agents for the Registrant’s secured creditors have reviewed the modifications to the Prepackaged Plan and have indicated that they have no objection to the relief sought in the Motion, there can be no assurance that the Court will grant the Motion and not require a further solicitation of votes with respect to the Prepackaged Plan.

The confirmation hearing for the bankruptcy case is currently scheduled for July 18, 2012.  There can be no assurance that the confirmation hearing will not be adjourned to a later date due to the filing of the Motion and amended Prepackaged Plan, the Bankruptcy Court will confirm the Prepackaged Plan, the Bankruptcy Court will approve the proposed record date, or there will be a pro rata distribution of the Registrant’s 80% interest in FCMC to each stockholder of the Registrant.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

FORWARD–LOOKING STATEMENTS

Item 7.01 of this Current Report on Form 8-K, including the Exhibits being furnished as part of this report, as well as other statements made by the Registrant may contain forward-looking statements that reflect, when made, the Registrant’s current views with respect to the current events and valuation of its assets and liabilities.  In some cases, you can identify the forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intend,” “estimates,” “project,” “predicts,” “potential” or “continue,” the negative of these terms and comparable terminology.  These forward-looking statements are based on management’s belief as well as assumptions made by and information available to management at the time the disclosed information was prepared.  Such statements contain certain risks, uncertainties, and assumptions.  Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.  Important factors that could cause actual results to differ from those in the Registrant’s specific forward-looking statements include, but are not limited to, the following:  the terms of any reorganization plan ultimately confirmed by the Bankruptcy Court; the Registrant’s ability to obtain the Bankruptcy Court’s approval with respect to motions in the Chapter 11 case prosecuted from time to time; the ability of the Registrant to prosecute, confirm and consummate a reorganization plan in the Chapter 11 case; and risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity periods for the Registrant to propose and confirm a plan of reorganization, for the appointment of a Chapter 11 trustee or to convert the case to a case under Chapter 7 of the Bankruptcy Code.  Additional factors that could affect future results are described in the Registrant’s filings with the Commission, including, but not limited to, those factors discussed under the captions “Risk Factors,” “Interest Rate Risk” and “Real Estate Risk” in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 23, 2012, and Quarterly Reports on Form 10-Q.  The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Registrant’s various prepetition liabilities and common stock.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Registrant undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	First Amended Prepackaged Plan of Reorganization of the Registrant dated July 3, 2012.
99.2	Motion to approve Non-Material Modifications to Prepackaged Plan filed on July 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2012	FRANKLIN CREDIT HOLDING CORPORATION

	By:	/s/ Kevin P. Gildea
	Name:	Kevin P. Gildea
	Title:	Chief Legal Officer, Executive Vice President and Secretary